Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-198307, 333-213130, 333-227305, 333-234622, 333-249616 and 333-249617 on Form S-8 and Registration Statement Nos. 333-192025, 333-212302, 333-214897, 333-217673, 333-220822, 333-223856, 333-223857, 333-228770, 333-229609, 333-232163, 333-234869,  333-235970, 333-237142, 333-249178 and 333-249386 on Form S-3 of our report dated March 2, 2020, relating to the financial statements of Sorrento Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Diego, California

February 19, 2021